UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement
On September 20, 2016, HomeTrust Bancshares, Inc., a Maryland corporation (“HomeTrust”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TriSummit Bancorp, Inc., a Tennessee corporation (“TriSummit”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, TriSummit will merge with and into HomeTrust (the “Merger”), with HomeTrust as the surviving corporation in the Merger. Immediately after the effective time of the Merger (the “Effective Time”), HomeTrust intends to merge TriSummit Bank, a wholly owned subsidiary of TriSummit, with and into HomeTrust Bank, a wholly owned subsidiary of HomeTrust (the “Bank Merger”), with HomeTrust Bank as the surviving institution in the Bank Merger. The Boards of Directors of HomeTrust and TriSummit have approved the Merger and the Merger Agreement.
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the common stock of TriSummit and each share of Series A Preferred Stock, $1.00 par value, of TriSummit (“TriSummit Series A Preferred Stock”) issued and outstanding immediately prior to the Effective Time (on an as converted basis to a share of TriSummit common stock), outstanding immediately prior to the Effective Time will be converted into the right to receive $4.40 in cash and $4.40 in value paid in the common stock, par value $0.01 per share, of HomeTrust (“HomeTrust Common Stock”), with cash paid in lieu of fractional share interests. The number of shares to be issued will be determined based on the average of the volume weighted closing sale price of HomeTrust common stock (rounded to the nearest one ten thousandth) on the NASDAQ Stock Market for the twenty (20) trading days ending on and including the fifth trading day immediately preceding the Merger closing date (the “HomeTrust Average Closing Price”), with the exchange ratio fixed at 0.2310 if the HomeTrust Average Closing Price is equal to or less than $19.05 and at 0.2099 if the HomeTrust Average Closing Price is equal to or greater than $20.96, provided that the stock portion of the merger consideration may be increased and the cash portion of the merger consideration decreased in order to assure that merger qualifies as a tax free reorganization.
Each director and executive officer of TriSummit has executed an amendment to their TriSummit stock option award agreement pursuant to which 50% of their outstanding option award will be cancelled and TriSummit will use its commercially reasonable efforts to have all other TriSummit stock option agreements similarly modified (an “Adjusted Option”). For these Adjusted Options, HomeTrust will assume the option by HomeTrust and converted into the right to receive an option to purchase shares of HomeTrust Common Stock with adjustments to the number of shares underlying the option equal to the product obtained by multiplying (i) the number of shares of TriSummit common stock and TriSummit Series A Preferred Stock subject to each TriSummit option award immediately prior to the Effective Time (after taking into account the option cancellations) by (ii) the “Adjusted Option Exchange Ratio”, rounded to the nearest whole number of shares of HomeTrust Common Stock. The Adjusted Option Exchange Ratio means the quotient of $8.80 divided by the HomeTrust Average Closing Price rounded to the nearest one ten thousandth; provided however, if the HomeTrust Average Closing Price is equal to or less than $19.05, the Adjusted Option Exchange Ratio shall be fixed at 0.4619, or if the HomeTrust Average Closing Price is equal to or greater than $20.96, the Adjusted Option Exchange Ratio shall be fixed at 0.4198. Each Adjusted Option shall have an exercise price per share of HomeTrust Common Stock equal to (x) $10 (the per share exercise price under each TriSummit Option Award) divided by (y) the Adjusted Option Exchange Ratio, rounded to the nearest whole cent. Each Adjusted Option shall otherwise be subject to the same terms and conditions applicable to the corresponding TriSummit option award, including vesting terms.
In addition, it is expected that TriSummit’s $7.1 million Series B, Series C and Series D TARP preferred stock (now held by private shareholders) will be redeemed in connection with the closing of the merger. To the extent these shares are not redeemed, HomeTrust will issue preferred stock with identical terms. Upon closing, it is expected that HomeTrust shareholders will own approximately 95% of the stock of the combined company and TriSummit shareholders will own approximately 5%.
The Merger Agreement contains customary representations and warranties from both HomeTrust and TriSummit, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of TriSummit's business during the interim period between the execution of the Merger Agreement and the Effective Time, (2) TriSummit’s obligation to call a meeting of its shareholders to approve the Merger Agreement, and, subject to certain exceptions, that its board of directors recommend that TriSummit shareholders vote to approve the Merger Agreement, and (3) TriSummit’s non-solicitation obligations regarding alternative acquisition proposals.
The completion of the Merger is subject to customary conditions, including approval of the Merger Agreement by TriSummit’s shareholders and the receipt of required regulatory approvals. The Merger is expected to be completed in the first calendar quarter of 2017.
The Merger Agreement provides certain termination rights for both HomeTrust and TriSummit and further provides that a termination fee of $1,500,000 will be payable by TriSummit upon termination of the Merger Agreement under certain circumstances.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive the consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding HomeTrust or TriSummit, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding HomeTrust, TriSummit, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of TriSummit and a prospectus of HomeTrust, as well as in the Forms 10-K, Forms 10-Q and other documents that HomeTrust will file with or furnish to the Securities and Exchange Commission (“SEC”).
Each director and executive officer of TriSummit has executed a voting agreement with HomeTrust pursuant to which the individual has agreed to vote his shares of TriSummit common stock in favor of the Merger Agreement. Each director and executive officer of TriSummit also has executed resignation, non-solicitation and confidentiality agreement with HomeTrust, provided that the resignation section of the agreement applies only to directors. Each director of TriSummit will be eligible to join the HomeTrust Tri-Cities Community Board.
Item 8.01    Other Events
On September 21, 2016, HomeTrust and TriSummit issued a joint press release announcing they had entered into a definitive agreement under which HomeTrust Bank will acquire and combine with TriSummit. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Attached hereto as Exhibit 99.2 and incorporated herein by reference is the investor presentation material of HomeTrust relating to the transaction.
Forward Looking Statements
This Current Report on Form 8-K may contain certain forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results of HomeTrust, TriSummit and/or the combined company to differ materially from expected results include: expected cost savings, synergies and other financial benefits from the Merger might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals and approval of TriSummit’s shareholders for the pending merger might not be obtained; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write offs and changes in each company’s allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in each company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, each company’s net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in each company’s market areas; decreases in the secondary market for the sale of loans ; results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require an increase in the allowance for loan losses, write-down assets, change in regulatory capital position or affect the ability to borrow funds or maintain or increase deposits, which could adversely affect liquidity and earnings; legislative or regulatory changes that adversely affect each company’s business including the effect of Dodd-Frank Wall Street Reform and Consumer Protection Act changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules, including as a result of Basel III; ability of each company to attract and retain deposits; increases in premiums for deposit insurance; management’s assumptions in determining the adequacy of the allowance for loan losses; the ability to control operating costs and expenses; the use of estimates in determining fair value of certain of assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on each company’s balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect each company’s workforce and potential associated charges; computer systems on which we depend could fail or experience a security breach; the ability to retain key members of each company’s senior management team; costs and effects of litigation, including settlements and judgments; the ability of HomeTrust to successfully integrate any assets, liabilities, customers, systems, and management personnel it may in the future acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames or at all and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to each company; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board; and other economic, competitive, governmental, regulatory, and technological factors affecting each company’s operations, pricing, products and services; and the other risks described in HomeTrust’s reports filed with the SEC, including the Annual Reports on our Form 10-K for the fiscal year ended June 30, 2016. Any of the forward-looking statements made in this report are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions, because of the factors listed above or because of other factors that cannot be foreseen. HomeTrust does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements included in this report or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this report might not occur and you should not put undue reliance on any forward-looking statements.
Additional Information
HomeTrust Bancshares, Inc. will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of TriSummit that also constitutes a prospectus of HomeTrust, which will be sent to the shareholders of TriSummit. TriSummit shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about HomeTrust, TriSummit and the proposed transaction. When filed, this document and other documents relating to the merger filed by HomeTrust can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing HomeTrust’s website at www.hometrustbanking.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from HomeTrust upon written request to HomeTrust Bancshares, Inc., Attn: Investor Relations, 10 Woodfin Street, Asheville, North Carolina 28801 or by calling (828) 350-3049 or from TriSummit, upon written request to TriSummit Bancshares, Inc., Attn: Investor Relations, 422 Broad Street, Kingsport, Tennessee 37660.
Participants in this Transaction
HomeTrust, TriSummit and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from TriSummit shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of HomeTrust may be found in the definitive proxy statement of HomeTrust filed with the SEC by HomeTrust on October 15, 2015. This definitive proxy statement can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of TriSummit will be included in the proxy statement/prospectus when filed with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.
Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

2.1	Agreement and Plan of Merger between HomeTrust and TriSummit, dated September 20, 2016 (1)
99.1	Press release, dated September 21, 2016
99.2	Investor Presentation, dated September 21, 2016
_______________________________

(1)
Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HomeTrust agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: September 21, 2016	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger between HomeTrust and TriSummit, dated September 20, 2016 (1)
99.1	Press release dated September 21, 2016
99.2	Investor Presentation, dated September 21, 2016
_______________________________

(1)
Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HomeTrust agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the Securities and Exchange Commission upon request.